Exhibit 10.1

SILEXION SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This Shareholder Voting and Support Agreement (this “Agreement”), dated as of February [_______], 2024, is made and entered into by and among Silexion Therapeutics Ltd., an Israeli company (the “Company”), Moringa Acquisition Corp, a Cayman Islands exempted company (“SPAC”), and the party listed on the signature pages hereto as a “Shareholder” (the “Shareholder”).

Unless otherwise specified, all terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below). If a term used in this Agreement is not defined herein or in the Business Combination Agreement, such term shall have its generally accepted meaning in the context in which it is used.

RECITALS

WHEREAS, concurrently herewith, SPAC, April.M.G. Ltd., an Israeli company (“Merger Sub”), and the Company are entering into a Business Combination Agreement in substantially the form provided to the Shareholders and attached hereto as Exhibit A (as may be amended, supplemented, restated or otherwise modified from time to time by the Company and SPAC, the “Business Combination Agreement” or “BCA”) and intend to effect a merger upon the terms and conditions set forth in the BCA whereby on the Closing Date, Merger Sub shall be merged with and into the Company with the Company as the surviving entity of such Merger and consequently becoming a wholly-owned subsidiary of SPAC through the transfer of its entire issued and outstanding share capital to SPAC in exchange for newly-issued SPAC Class A Shares – all in accordance with the terms and conditions of the BCA (collectively, the “SPAC Transaction”);

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of and vote (including, without limitation, by proxy or power of attorney) Company Shares and such number of Company Warrants (if any) set forth on the signature pages hereto (collectively, the “Owned Shares”; the Owned Shares and any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which the Shareholder has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, in anticipation of, and as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Shareholder hereby agree as follows:

1. Agreement to Vote. The Shareholder irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) including any class meetings, class votes or class consents, and in connection with any written consent of shareholders of the Company, the Shareholder shall: (a) if and when such meeting is held, appear at such meeting (in person or by proxy), and if a quorum is not present, to vote (in person or by proxy) in favor of adjournment of such meeting of the shareholders to a later date, as in accordance with the Company’s Articles of Association as in effect at such time; (b) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Shareholder’s Covered Shares in favor of the resolutions in the form attached hereto as Exhibit B, and any other resolutions in favor of (i) the Merger and the adoption of the Business Combination Agreement and the SPAC Transaction and (ii) any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement (including the SPAC Transaction); (c) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Shareholder’s Covered Shares against (A) any transaction, action or agreement of any kind (other than the SPAC Transaction) concerning the sale or transfer of (x) all or any material part of the business or assets of the Company or (y) any of the shares or other equity interests or profits of the Company, that would reasonably be expected to (i) frustrate the purposes of, impede, interfere with, delay, postpone or adversely affect the SPAC Transaction (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement, or cause any of the conditions to Closing set forth in the Business Combination Agreement not to be fulfilled or satisfied, or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement and (B) any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of all or substantially all assets, scheme of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company.

2. Proxy.

(a) The Shareholder hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, appoints the Chief Executive Officer of the Company, or any person designated by him, as the Shareholder’s attorney-in-fact and proxy, with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Covered Shares, solely on the matters and in the manner specified in Section  1. THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 2 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The Shareholder hereby affirms that the irrevocable proxy granted by the Shareholder pursuant to this Section 2 is granted in consideration of SPAC considering entering into this Agreement and the Business Combination Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. The Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Covered Shares that the Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect to any Covered Shares. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

3. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) termination of the Business Combination Agreement in accordance with its terms, (ii) the consummation of the Merger, or (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Shareholder (the earliest such date under clause (i), (ii) or (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 to 16 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or Fraud in connection with, this Agreement prior to such termination. For purposes of this Agreement, (x) “Willful Breach” means a material breach of this Agreement that is a consequence of an act or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly made by such Party in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, entering into this Agreement, and (v) another Party suffering damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company and SPAC as to itself, as of the date hereof and as of the Closing, that the Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5. The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, encumber, assign or otherwise dispose of, either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract, option or other arrangement (including profit sharing arrangement) with respect to the Transfer of any of the Shareholder’s Covered Shares; (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of any Covered Shares), or enter into any other agreement, with respect to any Covered Shares (in each case, other than the Proxy granted to the Company in accordance with this Agreement); (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); or (iv) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Shareholder from performing its obligations under this Agreement. Notwithstanding clause (i), the Shareholder may Transfer any Covered Shares: (A) to (1) the Company’s, SPAC’s or SPAC Sponsor’s officers or directors, (2) any Affiliates or family members of the Company’s, SPAC’s or SPAC Sponsor’s officers or directors, or (3) any direct or indirect partners, members or equityholders of the Shareholder, any Affiliates of the Shareholder or any related investment funds or vehicles controlled or managed by any the Shareholder or their respective Affiliates (including, for the avoidance of doubt, where the Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); (B) in the case of a Shareholder that is an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (C) in the case of a Shareholder that is an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of a Shareholder that is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (E) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (D) above; (F) to the Company, SPAC or SPAC Sponsor; (G) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of the Company or the vesting of Company share-based awards; (H) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of the Company; (I) in connection with any Order; or (J) to the Company in connection with the repurchase of such Shareholder’s shares in connection with the termination of such Shareholder’s employment with the Company or any of its Subsidiaries pursuant to contractual agreements with the Company or any of its Subsidiaries; provided, however, that in the case of the foregoing clauses (A) through (E), the transferee must enter into a written agreement with the Company and SPAC agreeing to be bound by this Agreement prior to the effectiveness of such Transfer.

6. Further Assurances, Instruments and Efforts. From time to time, at SPAC’s or Company’s request and without further consideration, the Shareholder shall execute and deliver such additional documents, including without limitation a lock-up agreement in substantially the form that the Chief Executive Officer of the Company shall be requested to sign in connection with the SPAC Transaction and, if applicable, the Amended Registration Rights Agreement, and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement and by the Business Combination Agreement, and the Shareholder shall use its commercially reasonable efforts, and shall reasonably cooperate with the Company and SPAC, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the SPAC Transaction (including the delivery of any information required for all applicable notices and filings and for the receipt of all applicable consents of governmental authorities and third parties) and to comply as promptly as practicable with all requirements of governmental authorities applicable to the SPAC Transaction, including any regulatory application or filing required or advisable in connection with the SPAC Transaction (including filings with the SEC or Nasdaq). The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Shareholder shall not be required to provide any information that is, based on the advice of outside counsel, subject to legal privilege.

7. Waiver of Rights. By executing this Agreement, the Shareholder, as and to the extent applicable thereto, hereby irrevocably, absolutely and unconditionally waives any and all preemptive rights, anti-dilution rights, first refusal rights, over allotment rights, co-sale rights, veto rights and any other participation rights and all similar rights or other limitations that the Shareholder has or may have (whether derived from the Company’s Articles of Association as in effect on the date hereof, any agreement, other arrangement or any applicable law, including without limitation, Section 290 of the Israeli Companies Law 1999 or otherwise), in connection with any and all investments made in the Company and/or any subsidiary thereof, whether by way of an equity investment, or by way of convertible debt, or in any other manner whatsoever, in furtherance of, or in connection with, or pursuant to the SPAC Transaction and/or the Merger and/or the Business Combination Agreement.

8. Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or Nasdaq, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement.

9. Confidentiality. The Shareholder (including its affiliates, directors, partners, officers, investors, employees and agents) agrees to retain in strict confidence the existence and terms of this Agreement, the negotiations between the Company and SPAC, any information related to the Business Combination Agreement and the SPAC Transaction and all nonpublic information related to the SPAC and the SPAC identity, and further agrees that it will not disclose to any third party, or permit the use or disclosure to any third party of such information or any information obtained from or revealed hereunder.

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and the Shareholder. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 10 or Section 11, as applicable.

11. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email (provided that no automatically generated notice of delivery failure is sent) , or 48 hours after being deposited in the mail as certified or registered mail with postage prepaid, in either case, addressed to the relevant address listed on the signature page or, if to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder, or to such other address or addresses as the party may from time to time designate in writing via notice in accordance with this Section 12.

13. Governing Law and Jurisdiction. All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to its conflicts of law provisions. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent Court of Chancery in the State of Delaware (or, to the extent that the such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

14. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13 shall be null and void, ab initio.

15. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 15 shall not be required to provide any bond or other security in connection with any such injunction.

16. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

17. Trust Account Waiver. The Shareholder agrees, acknowledges and represents that it understands that SPAC has established its trust account (the “Trust Account”) for the benefit of the public stockholders and that SPAC may disburse monies from the Trust Account only: (A) to the public stockholders in the event of the conversion of their shares upon consummation of a business combination or amendment to SPAC’s certificate of incorporation relating to pre-business combination activity, (B) to the public stockholders in connection with SPAC’s liquidation in the event SPAC is unable to consummate a business combination within the required time period or (C) to SPAC concurrently with, or after it consummates a business combination, and (ii) agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

MORINGA ACQUISITION CORP

By:
Name:
Title:

Address for Notice:
250 Park Avenue, 7th Floor
New York, NY, 10017
Attention: Ilan Levin, CEO
Telephone No.: +972-54-4510573
Email: ilan@moringaac.com

With copies to (which shall not constitute notice) to:

Meitar | Law Offices
16 Abba Hillel Rd.
Ramat Gan 5250608, Israel
Telephone No.: +972-3-6103186
Attn: David Chertok
Jonathan M. Nathan
Elad Ziv
Email: dchertok@meitar.com;
jonathann@meitar.com; eladz@meitar.com

And

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10022
Attention: Mark Selinger
Email: Mark.Selinger@gtlaw.com

SILEXION LTD.

By:
Name:
Title:
Address for Notice:

Silexion Therapeutics Ltd.
2 Ha’mayan St.
Modiin, Israel
Attention: Ilan Hadar, CEO
Email: ihadar@silexion.com
Telephone No.: +972-8-628-6005

with a copy (which shall not constitute notice) to:

Herzog, Fox & Ne’eman
Herzog Tower
6 Yitzhak Sadeh St.
Tel-Aviv, Israel 6777506
Attention: Ory Nacht, Adv.
Email: nachto@herzoglaw.co.il

[Signature Page to Silexion Shareholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SHAREHOLDER]

By:
Name:
Title:

The Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of and vote the following securities of the Company which represent the only shares, warrants, notes, evidence of indebtedness, convertible loan (and interest thereon) or instrument, or other rights or securities directly or indirectly convertible, exchangeable or exercisable into share capital of the Company, and any rights to acquire or receive any of the foregoing (including by virtue of any convertible loan previously converted (if any), any anti-dilution rights, rights of first refusal or first offer, preemptive rights or any other similar rights), to which the Shareholder is or may be entitled:

Number of Company Ordinary Shares
Number of Company Preferred A Shares
Number of Company Preferred A Shares (CLA)
Number of Company Preferred A-1 Shares
Number of Company Preferred A-2 Shares
Number of Company Preferred A-3 Shares
Number of Company Preferred A-4 Shares
Number of Company Preferred A-4 Shares (CLA)
Number of Company Preferred Shares issuable upon exercise of warrant

[Signature Page to Shareholder Voting and Support Agreement]

EXHIBIT A

Form of BCA

EXHIBIT B

[Resolutions to be copied from notice once final and agreed]